UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        07-19-02
                                                 ----------------------


                                 SEQUIAM CORPORATION
             (Exact name of registrant as specified in its charter)


          California              333-45678             33-0875030
----------------------------     ------------     ------------------------
(State or other jurisdiction     (Commission           (IRS Employer
       of incorporation          File Number)        Identification No.)


               300 Sunport Lane, Orlando, Florida           32809
             ----------------------------------------     ----------
             (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code     407-541-0774
                                                          --------------------

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     (a)  Description of the Transaction

     On July 19, 2002, we acquired approximately 94% of the issued and outstanding shares of Brekel Group, Inc., a Delaware corporation, in exchange for 11,522,263 shares of our common stock, pursuant to an Agreement and Plan of Merger, dated June 17, 2002 (the "Agreement"). A copy of the Agreement is attached as an exhibit to this report. As a result, our total issued and outstanding shares of common stock was increased to 35,755,263 as of July 19, 2002.

     Pursuant to the Agreement, we issued in a private placement one share of our common stock in exchange for each share of common stock of Brekel Group, Inc. acquired from 78 shareholders of Brekel Group, Inc. (each, a "Seller"). We issued the new shares of our common stock pursuant to an exemption from registration in accordance with Rule 506 of Regulation D. We determined the amount of such consideration by estimating and valuing the future earnings potential of each company.

     The Agreement was approved by our Board of Directors on July 19, 2002 and by a majority of our shareholders at a special meeting held on July 18, 2002. The following chart sets forth the number and percentage of shares of Brekel Group, Inc.'s common stock held before and after the closing by those Sellers that were also officers and directors of Sequiam Corporation or its affiliates, and shareholders holding 5% or more of our outstanding shares of common stock prior to closing.

NAME                            COMMON STOCK   PERCENT OF   COMMON STOCK    PERCENT
                               BEFORE CLOSING     CLASS     AFTER CLOSING  OF CLASS
-----------------------------  --------------  -----------  -------------  ---------
Nicolaas H. Van den Brekel(1)      14,000,000       57.77%     18,500,000     50.65%
-----------------------------  --------------  -----------  -------------  ---------
Mark Mroczkowski (1)                4,500,000       18.57%      4,957,000     13.57%
-----------------------------  --------------  -----------  -------------  ---------
James W. Rooney (2)                   500,000        2.06%        526,666      1.44%
-----------------------------  --------------  -----------  -------------  ---------

     (1)  Denotes Officer and Director of Sequiam Corporation.
     (2) Denotes Officer of Sequiam Software, Inc, a wholly-owned subsidiary of Sequiam Corporation.

     Sequiam Corporation expects to acquire 100% of the issued and outstanding shares of Brekel Group, Inc., and it has extended the closing deadline for an additional 30 days for the remaining Brekel Group, Inc. shareholders who were unable to deliver all of the required documents by the previous deadline of July 19, 2002. If Sequiam Corporation acquires 100% of the issued and outstanding shares of Brekel Group, Inc., then it will issue an additional 689,831 shares of its common stock pursuant to the exchange agreement to non-affiliates of the company.

     We intend to continue the operations of Brekel Group, Inc. as more fully described below.

     Based in Orlando, Florida, Brekel Group, Inc. was incorporated in the State of Delaware on February 9, 2000. Brekel Group, Inc. is a leading provider of digital on-demand publishing services to authors, corporate publishers and print buyers. The Brekel Group, Inc. owns and operates the following businesses:


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     QuestPrint is a digital on-demand manufacturing division that eliminates the necessity of keeping large volumes of print inventory. It exemplifies the models of POD (Print on Demand) DTP (Deliver then Print) digital warehousing and one-to-one printing. Markets include commercial customers who create significant documentation, and medium and large publishers with active backlists and specialty titles.

     The FirstPublish brand represents the niche in short-run publications. It offers professional and aspiring authors of books and screenplays a web-based, cost-effective alternative to traditional "vanity press". FirstPublish provides several turnkey publishing services in an affordable package of bundled services. The author can utilize FirstPublish with a manuscript in any format and can use FirstPublish to produce a finished book.

     Griffin Publishing Group was a subsidiary of Brekel Group, Inc. but was not profitable. Prior to closing the exchange, Brekel Group, Inc. rescinded its acquisition of Griffin Publishing Group. Consequently, Sequiam Corporation's acquisition of Brekel Group, Inc. did not include the acquisition of Griffin Publishing Group as initially contemplated

ITEM  7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)     FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

     The annual (unaudited) financial statements of Brekel Group, Inc., consisting of a balance sheet and statement of operations, stockholders' equity (deficit) and cash flows for the period ending December 31, 2001, together with footnotes, are included as an exhibit to this report. A copy of the audited financial statements will be filed as an amendment to this report within sixty
(60)  days.

          (b)     PRO  FORMA  FINANCIAL  INFORMATION

     The unaudited pro forma financial information is filed as required by
Article 11 of Regulation S-X, as promulgated pursuant to the Securities Act and
the Exchange Act, and is attached as Exhibit 99.1.   The following information
should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.

          (c)     EXHIBITS

     The  following  exhibits  are  included  as  part  of  this  report:

2.1 Stock Exchange Agreement and Plan of Reorganization as of June 17, 2002, by and among Sequiam Corporation, a California corporation, and shareholders of Brekel Group, Inc., a Delaware corporation (signature pages omitted).

99.0 Annual (unaudited) Financial Statements of Sequiam for the period ending December 31, 2001.

99.1 Pro forma financial information

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SEQUIAM CORPORATION




Date: August 5, 2002                    By:  /s/  Nicolaas H. Van den Brekel
                                        ------------------------------------
                                        Nicolaas H. Van den Brekel,
                                        Chief Executive Officer



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